THIRD AMENDED FUND ESCROW AGREEMENT

            THIS THIRD AMENDED FUND ESCROW AGREEMENT is made and entered into this 9th day of February, 2006, by and among GOLDEN WEST BREWING COMPANY, INC. (the "Company"), a Delaware corporation; and CORPORATE STOCK TRANSFER, INC., the "Escrow Agent").

1.            Purpose. The Company desires to make a public offering (the "Public Offering") of up to 1,000,000 Shares of Common Stock, $.0001 par value (the "Shares") in a direct public offering at the offering price of $0.50 per Share. The Public Offering is to be made pursuant to a registration statement (the "Registration Statement") and prospectus (the "Prospectus") included therein which has been filed with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933, as amended, and pursuant to filings that have been made or will be made with the applicable authorities of states in which the offering will be made. The Company will not engage the services of a broker-dealer to serve as underwriter in the Public Offering. The Company wishes to make provision to escrow the gross proceeds from the sale of all 1,000,000 Shares sold in the Public Offering. The Company and the Escrow Agent desire to enter into an agreement with respect to the above-described escrow arrangements.

2.            Deposit of Proceeds. The Company agrees to deliver to the Escrow Agent, immediately upon receipt thereof, all proceeds from the sale of the Shares sold in the Public Offering at the offering price of $0.50 per Share (a total of up to $500,000), together with a written account of each sale. The written account shall set forth, among other things, the names and addresses of the purchasers, the number of Shares purchased by each, the amount paid therefor, and whether the consideration received was in the form of cash or evidenced by a check.

3.            Escrow Account. All money delivered to the Escrow Agent pursuant hereto shall be deposited immediately by the Escrow Agent in a separate account established by the Escrow Agent pursuant to this Agreement (the "Escrow Account"). The Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such account, and shall be entitled "Golden West Brewing Company, Inc. Escrow Account."

4.            Escrow Period. During the Escrow Period (as herein after defined), all amounts deposited in the Escrow Account shall not become the property of the Company or any other entity, and except as provided herein, the Escrow Agent shall make or permit no disbursements from the Escrow Account.

            a.             The Escrow Period shall begin with the commencement of the Public Offering, which shall be the effective date of the aforesaid Registration Statement, and shall terminate on a date which is the earlier of (i) the deposit into the Escrow Account of $500,000 representing the proceeds from the maximum offering of 1,000,000 Shares, or (ii) 90 days from the commencement date of the Offering, unless extended for up to an additional 90 days at the discretion of the Company.

5.            Delivery of Proceeds if Minimum Offering Sold. In the event the Escrow Period terminates and there has been deposited and collected in the Escrow Account of a minimum $200,000 from the sale of 400,000 Shares, the Escrow Agent shall deliver and pay over to the Company all amounts deposited in the Escrow Account, with interest, less the Escrow Agent's fees. Immediately following such payments, the Escrow Agent shall be completely discharged of its obligations hereunder and released of any further liabilities or responsibilities hereunder.

6.            Delivery of Proceeds if Minimum Offering Not Sold. In the event the Escrow Period terminates and the proceeds from the sale of the minimum offering of 400,000 Shares has not been deposited and collected, the Escrow Agent, as promptly as possible after such termination and on the basis of its records of the Escrow Account, shall return to each of the purchasers of the Shares in the Public Offering the amounts paid in by them for the purchase of the Shares with interest but without any deductions therefrom. The amount paid to each purchaser shall be free and clear of any claims of the Company or of any of its creditors. The Escrow Agent shall be required to make such payment only to the person named in the written account of each sale to be furnished by the Company pursuant to paragraph  hereof, and payment shall only be made on cleared and collected funds. At such time as the Escrow Agent shall have made all the payments and remittances provided in this paragraph, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

7.            Notices. The Company agrees to give to the Escrow Agent written notice of the date upon which the Public Offering is commenced, as soon as practicable thereafter.

            a.            The Escrow Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person, firm or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all process, orders, judgments or decrees of any court, and in case the Escrow Agent obeys or complies with any such process, order, judgment or decree of any court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such process, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction.

            b.           Any notice required or desired to be given by the Escrow Agent to any party to this Escrow Agreement may be given by mailing the same addressed to such party at the address given below the signature of such party or the most recent address of such party shown on the records of the Escrow Agent, and notice so mailed shall for all purposes hereof be effectual as though served upon such party in person at the time of depositing such notice in the mail.

8.            Protection of Escrow Agent. The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Company or to any other party, except as expressly set forth herein.

9.            Fee and Costs. The Company shall pay the Escrow Agent a fee of $2,500 for the Escrow Agent's performance of its obligations hereunder.

10.            Receipts of Funds. Written notice acknowledging receipt of the deposited funds from the Company will be delivered from time to time by the Escrow Agent to the Company.

11.            Liability of Escrow Agent. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except as may arise from its own negligent action, negligent failure to act or willful misconduct. The Escrow Agent shall not incur any liability with respect to  any action taken or omitted in good faith upon advice of its counsel or counsel for the Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or  any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which instrument the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

12.            Indemnification. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, damages, claims and liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

13.            Disputes. In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

            a.            That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification.

            b.            That it may in its sole and absolute discretion, deposit the property described or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their Agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under paragraph numbered, above.

14.            Assignment and Transfer. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs and expenses incident thereto shall have been paid and then only upon the Escrow Agent's assent thereto in writing.

15.            Amendments. This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident thereto.

16.            Binding Effect. The provisions of these instructions shall be binding upon the legal representatives, successors and assigns of the parties hereto.

17.            Applicable Law. This Agreement shall be construed according to the laws of the State of Colorado.

            IN WITNESS WHEREOF, the Company, and the Escrow Agent have executed this Fund Escrow Agreement on the day and year first above written.
GOLDEN WEST BREWING COMPANY, INC.

By: /s/ John C. Power
John C. Power, President

CORPORATE STOCK TRANSFER, INC.

By: /s/ Carylyn K. Bell
Carylyn K. Bell, President